Exhibit 10.1

THIRD AMENDMENT TO SUPPLEMENT TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Supplement to Loan and Security Agreement (this “Amendment”) is entered into as of September 30, 2024, by and among AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”) and CLENE INC., a Delaware corporation and CLENE NANOMEDICINE, INC., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of May 21, 2021 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 30, 2021 and that certain Second Amendment to Loan and Security Agreement dated as of August 9, 2022 (collectively, the “Agreement”)) and that certain Supplement to Loan and Security Agreement dated as of May 21, 2021 (as amended from time to time, including by the Amendment to Supplement to Loan and Security Agreement dated as of February 11, 2022 (the “First Amendment”) and the Second Amendment to Supplement to Loan and Security Agreement dated as of June 27, 2023 (the “Second Amendment”; and collectively, the “Supplement”). The parties desire to amend the Supplement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    The following defined terms hereby are added to the Supplement, and/or amended and restated in their entireties, to read as follows:

“ALS NDA Milestone” means, on or before December 31, 2024, receipt by Lender of reasonably satisfactory evidence that the U.S. Food and Drug Administration does not object to Borrower’s submission of a New Drug Application filing seeking Accelerated Approval for CNM-Au8 as a potential treatment of Amyotrophic Lateral Sclerosis (ALS) and the Borrower has submitted such a New Drug Application for review.

“Amortization Period” means, the period commencing on the first day of the first full calendar month following the First Interest-only Period and continuing until the earlier of (i) first day of the Second Interest-only Period or (ii) the Maturity Date; provided that the Amortization Period shall resume on the first day of the first full calendar month following the Second Interest-only Period, which shall occur, if at all, prior to January 1, 2025 and continue until the Maturity Date.

“First Interest-only Period” means the period commencing on the Closing Date and continuing until June 30, 2024.

“October Equity Milestone” means Borrower’s receipt of gross proceeds of at least Ten Million Dollars ($10,000,000), inclusive of proceeds raised in connection with the September Equity Milestone, from the sale and issuance of Borrower’s equity securities (including any PIPE or follow-on offering) on or before October 31, 2024.

“October Principal Payment” means a payment made by Borrower equal to Two Million Dollars ($2,000,000) in respect of the outstanding principal amount of the Loans.

“September Equity Milestone” means Borrower’s receipt of gross proceeds of at least Seven Million Dollars ($7,000,000) after an agreement entered into in September 2024 for the sale and issuance of Borrower’s equity securities (including any PIPE or follow-on offering) on or immediately prior to the Third Amendment Effective Date.

“Third Amendment Effective Date” means September 30, 2024.

“Maturity Date” means April 1, 2025; provided that the Maturity Date shall be extended to June 1, 2025 so long as no Event of Default has occurred and is continuing and Borrower has achieved the ALS NDA Milestone.

“Second Interest-only Period” means the period commencing on November 1, 2024 and continuing until December 31, 2024, subject to (x) Borrower’s consummation of the October Equity Milestone and (y) no Event of Default shall have occurred and be continuing. Notwithstanding anything in the foregoing to the contrary, Borrower acknowledges and agrees that the October Principal Payment shall be ACH’d from Borrower’s primary operating account on October 1, 2024.

2.    Section 1(c) of Part 2 of the Supplement hereby is amended and restated in its entirety to read as follows:

“Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Lender (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Lender interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.

Commencing on the first day of the first full month after the end of the First Interest-only Period, and continuing on the first day of each consecutive calendar month until October 1, 2024, Borrower paid to Lender equal consecutive monthly principal installments of $3,333,333.33 in advance, plus interest at the Designated Rate for such month. On October 1, 2024, Borrower shall pay to Lender the October Principal Payment, plus interest at the Designated Rate for such month.

Commencing on the first day of the first full month after the end of the Second Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Lender consecutive monthly principal installments, in advance, in an amount equal to (A) if Borrower achieves the ALS NDA Milestone, Five Hundred Thousand Dollars ($500,000) through February 28, 2025, followed by four (4) equal consecutive monthly principal installments in an amount sufficient to fully amortize the Loan evidenced by such Note over the remaining Amortization Period and (B) if Borrower does not achieve the ALS NDA Milestone, an amount sufficient to fully amortize the Loan evidenced by such Note over four (4) consecutive months, in each case plus interest at the Designated Rate for such month.

Provided, however, if Borrower does not achieve the Second Interest-only Period, then, on November 1, 2024 and on December 1, 2024, Borrower shall pay to Lender monthly principal installments in an amount equal to Five Hundred Thousand Dollars ($500,000) and, commencing on January 1, 2025, Borrower shall pay to Lender consecutive monthly principal installments, in advance, in an amount equal to (A) if Borrower achieves the ALS NDA Milestone, Five Hundred Thousand Dollars ($500,000) through February 28, 2025, followed by four (4) equal consecutive monthly principal installments in an amount sufficient to fully amortize the Loan evidenced by such Note over the remaining Amortization Period and (B) if Borrower does not achieve the ALS NDA Milestone, an amount sufficient to fully amortize the Loan evidenced by such Note over four (4) consecutive months, in each case plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.”

3.    No course of dealing on the part of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

4.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

5.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.    As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)    this Amendment, duly executed by Borrower;

(b)    an Amended and Restated Warrant to Purchase Shares of Stock of Clene Inc., duly executed by Clene Inc.;

(c)    evidence that Borrower has achieved the September Equity Milestone;

(d)    all reasonable Lender expenses incurred through the date of this Amendment and noted in Annex A hereto, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex A hereto;

(e)    resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of this Amendment and the Warrants referenced above; and

(f)    such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

7.    As a post-closing condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has received the proceeds required in connection with the September Equity Milestone by no later than October 1, 2024.

8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

CLENE INC.

By:	/s/ Rob Etherington

Name:	Rob Etherington

Title:	President

CLENE NANOMEDICINE, INC.

By:	/s/ Rob Etherington

Name:	Rob Etherington

Title:	President

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

ANNEX A

[Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]

CORPORATE RESOLUTIONS TO BORROW
AND INCUMBENCY CERTIFICATE

[Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]